                                                                    EXHIBIT 23.3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-4 of Keystone Financial, Inc. and the related Joint Proxy Statement/Prospectus of our report dated August 1, 1996, with respect to the consolidated financial statements of First Financial Corporation of Western Maryland and subsidiaries as of June 30, 1996 and 1995 and for each of the years in the three-year period ended June 30, 1996, which report is incorporated by reference in the Annual Report on Form 10-K filed by First Financial Corporation of Western Maryland for the year ended June 30, 1996, and to the reference to our firm under the heading "Experts" in the Registration Statement and the related Joint Proxy Statement/Prospectus.

Our report refers to a change in the method of accounting for income taxes during 1994 and for loan impairment and mortgage servicing rights during 1996.

                                         /s/ KPMG Peat Marwick LLP

                                         KPMG PEAT MARWICK LLP

Pittsburgh, Pennsylvania
January 21, 1997